Exhibit 99.2 Form of Proxy for 2004 Annual Meeting.

                                      PROXY

               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2004 ANNUAL MEETING OF SHAREHOLDERS OF HEARTLAND BANCSHARES, INC.

      I hereby appoint Steve Bechman and Jeffrey L. Goben, and each of them, my proxies, with power of substitution and revocation, to vote all Common Shares of Heartland Bancshares, Inc. that I am entitled to vote at the Annual Meeting of Shareholders to be held at Hillview Country Club, 1800 E. King Street, Franklin, Indiana 46131, on Monday, May 17, 2004, at 6:30 p.m., local time, and any adjournments thereof, as provided herein:

1.    ELECTION OF DIRECTORS

q FOR all nominees listed below to serve until the Annual Meeting of Shareholders in the year 2007 as set forth in the Proxy Statement dated March 29, 2004 (except as marked to the contrary below--see "Instructions"):

                        J. Michael Jarvis

                        Robert Richardson

                        Patrick A. Sherman

     WITHHOLD AUTHORITY to vote for all nominees listed above

(Instructions: To withhold authority to vote for any nominee, write that nominee's name in the space provided.)


2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WILL BE VOTED AS SPECIFIED.  IN THE ABSENCE OF
SPECIFICATIONS, THIS PROXY WILL BE VOTED FOR ITEM 1.

      SHAREHOLDERS SHOULD MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POST-PAID ENVELOPE. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

DATED: ________________


                                     Signature or Signatures

                                    (Please sign exactly as your name appears on this proxy. If shares are issued in the name of two or more persons, all such persons should sign. Trustees, executors and others signing in a representative capacity should indicate the capacity in which they sign.)